Exhibit 99.1

For more information, contact: Joe A. Ewing, Vice President, Investor Relations 712/277-7305 jewing@terraindustries.com
Terra Industries Rejects CF Industries’ Latest Bid Proposal
SIOUX CITY, IOWA (October 1, 2009)—Terra Industries Inc. (NYSE:TRA) today announced that its Board of Directors, with the assistance of its financial and legal advisors, has unanimously concluded that the most recent version of CF Industries Holdings, Inc.’s (NYSE: CF) unsolicited proposal dated September 28, 2009, is not in the best interests of Terra or Terra’s shareholders.
“Over the last nine months, our Board has reviewed five proposals from CF – and each time the Board has unanimously determined that a combination of our companies lacks compelling industrial logic and runs counter to Terra’s strategic objectives,” said Terra President and CEO Michael Bennett.
“Terra has focused on building upon our considerable strengths as a ‘pure play’ nitrogen company. A combination with CF would threaten the value we believe we will deliver through the continued execution of our strategy,” Bennett continued.
“We believe that CF’s proposal is not strategically attractive, and fails to appropriately value Terra either on an absolute or relative basis with CF,” said Henry R. Slack, Chairman of the Board of Terra. “In addition, we believe that the pending offer from Agrium creates enormous uncertainty both as to how to value CF’s acquisition currency, which we believe is inflated as a result of Agrium’s premium bid to acquire CF, and because we believe that CF shareholders are likely to prefer an Agrium transaction if they are given a choice.”
None of the proposals that CF has made to the Terra Board over the last nine months have shown any material improvement over the initial unsolicited offer that CF launched on January 15, 2009. Terra’s Board has been consistent in its assessment of the flaws in the proposals and the lack of strategic or financial merit in a combination between Terra and CF. Among the Terra Board’s reasons for rejecting CF’s proposals have been the following:
•	A combination with CF runs counter to Terra’s strategic objectives which are designed to provide substantial value differentiators to Terra’s shareholders. Terra will deliver greater value for its shareholders than CF’s proposed combination.
o	Terra’s Board of Directors believes that Terra management’s continued execution of its strategic plan, which features upgraded products
Terra Industries Inc. t 600 Fourth Street t P.O. Box 6000 t Sioux City, Iowa 51102-6000
www.terraindustries.com t 712/277-1340 t NYSE Ticker: TRA

NEWS from Terra Industries Inc.	october 1, 2009
expansion, growth through leadership in emissions reduction markets and opportunistic acquisition of assets consistent with Terra’s end markets focus, will deliver more value to shareholders than CF’s offer with significantly less risk.

o	Terra has deliberately pursued a strategy of lowering its dependence on agricultural ammonia sales by, among other activities, upgrading its product mix to urea ammonium nitrate solutions and industrial ammonium nitrate and increasing its sales into industrial and environmental markets. A combination with CF would shift that focus back to agricultural ammonia. Moreover, Terra has deliberately located its core manufacturing assets away from the U.S. Gulf Coast, where import competition is most severe. A combination with CF, which has 73% of its total ammonia production on the U.S. Gulf Coast, would undercut Terra’s geographical advantages.

o	Terra has focused on building upon its considerable strengths as a “pure play” nitrogen company, and has sought to avoid confusing its business model with minor operating positions in or reselling other nutrients. A combination with CF would expose Terra’s shareholders to risks associated with the phosphate fertilizer market without compelling scale in that nutrient.

o	Terra’s Board of Directors believes that Terra has effectively and prudently managed its financial resources by maintaining adequate liquidity and focusing on opportunities to acquire assets that complement its business and fit its strategic objectives and long-term industry trends. At the same time, Terra has maintained its emphasis on delivering shareholder value, returning 35% of net income to shareholders over the past three years. Last week, Terra also announced plans to pay a special cash dividend of $7.50 per share later this year.

o	Terra has spent much of the last seven years developing its environmental services business in both stationary and, more recently, automotive markets to diversify its customer base outside of core agricultural markets. This business diversification approach has not been evident at CF and Terra’s Board of Directors believes a combination of CF’s business with Terra may jeopardize the focus necessary to grow this business.
•	CF’s proposal is opportunistic and substantially undervalues Terra on both an absolute basis and relative to CF. Terra’s Board of Directors believes that CF’s
Terra Industries Inc. t 600 Fourth Street t P.O. Box 6000 t Sioux City, Iowa 51102-6000
www.terraindustries.com t 712/277-1340 t NYSE Ticker: TRA

NEWS from Terra Industries Inc.	october 1, 2009
proposal does not fully reflect the underlying fundamental value of Terra’s assets, operations and strategic plan.
o	CF’s proposed exchange ratio of 0.465 CF shares per Terra share (which CF has said will be adjusted downward if Terra declares its special cash dividend of $7.50 per share) does not reflect Terra’s much larger contribution of nitrogen results to the combined entity. While Terra would contribute approximately 59% of the nitrogen results of the combined entity (based on full year 2008 results), Terra shareholders would receive only 48.5% of the equity pre-dividend, reduced to approximately 43.2% post-dividend (based on CF’s stock price at September 25th).

o	CF’s proposed “Contingent Future Shares”, the sole purpose of which is to claw back consideration from Terra shareholders, could result in an actual exchange ratio of only 0.4224 CF shares per Terra share, or 46.1% of the combined company (reduced to approximately 40.9% post-dividend (based on CF’s stock price at September 25th)). That is lower than CF’s original unsolicited bid in mid-January.
•	CF’s non-binding proposal, as well as Agrium’s pending offer for CF, create significant uncertainty for Terra’s shareholders.
o	CF has terminated its exchange offer for Terra, and its merger proposal is not a binding offer to Terra or its shareholders. For example, CF’s proposed merger is conditioned upon CF’s satisfactory due diligence of Terra.

o	In addition, Terra’s Board of Directors believes that CF’s projected synergies claims are aggressive, particularly given CF’s lack of experience in acquisitions of any consequence, and the proposed combination is subject to substantial execution risk.

o	Terra’s Board of Directors believes that Agrium’s premium bid for CF creates significant uncertainty as to whether a transaction would in fact occur, given the risk that CF shareholders would prefer the Agrium transaction and would not approve a transaction with Terra if given the choice.

o	Terra’s Board of Directors also believes that CF’s stock price has been inflated as a result of Agrium’s pending offer for CF. As a result, the
Terra Industries Inc. t 600 Fourth Street t P.O. Box 6000 t Sioux City, Iowa 51102-6000
www.terraindustries.com t 712/277-1340 t NYSE Ticker: TRA

NEWS from Terra Industries Inc.	october 1, 2009
actual value of CF’s offer could be significantly lower than current trading prices would indicate.
Credit Suisse Securities (USA) LLC is serving as Terra’s financial advisor, and Cravath, Swaine & Moore LLP and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to Terra. MacKenzie Partners, Inc. is serving as proxy solicitor for Terra.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On September 18, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a revised preliminary proxy statement in connection with its 2009 Annual Meeting, which is available free of charge at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. Terra plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its 2009 Annual Meeting. Investors and security holders are urged to read the revised preliminary proxy statement, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that Terra files with the SEC at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on September 18, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on September 18, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the revised preliminary proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the revised preliminary proxy statement
Terra Industries Inc. t 600 Fourth Street t P.O. Box 6000 t Sioux City, Iowa 51102-6000
www.terraindustries.com t 712/277-1340 t NYSE Ticker: TRA

NEWS from Terra Industries Inc.	october 1, 2009
relating to the 2009 Annual Meeting, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about our plans or intentions regarding the declaration and payment of the special cash dividend, the consummation of a debt financing and our exploration of acquisition transactions are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	the risk that Terra Capital, Inc.’s tender offer for the 7.00% Senior Notes due 2017 of Terra will not be completed,

•	the risk that Terra’s planned debt financing will not be consummated,

•	the risk that the requisite consent of lenders under Terra Capital, Inc.’s existing credit facility will not be obtained,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
# # #
Terra Industries Inc. t 600 Fourth Street t P.O. Box 6000 t Sioux City, Iowa 51102-6000
www.terraindustries.com t 712/277-1340 t NYSE Ticker: TRA

NEWS from Terra Industries Inc.	october 1, 2009

Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com
Terra Industries Inc. t 600 Fourth Street t P.O. Box 6000 t Sioux City, Iowa 51102-6000
www.terraindustries.com t 712/277-1340 t NYSE Ticker: TRA